EXHIBIT 99

[AMERICAN MEDICAL SECURITY GROUP, INC. LOGO]


[NEWS RELEASE FOR IMMEDIATE RELEASE]

P.O. Box 19032
Green Bay, WI 54307-9032

FOR MORE INFORMATION CONTACT:
Cliff Bowers
AMS
Vice President of Corporate Communications
920-661-2766



               AMERICAN MEDICAL SECURITY GROUP CLOSES REPURCHASE
              OF 1.4 MILLION OF ITS SHARES FROM COBALT CORPORATION

         GREEN BAY, Wis. - March 25, 2002 - American Medical Security Group, Inc. (NYSE: AMZ) (AMS) announced today that it has successfully closed its previously announced repurchase of 1,400,000 of its shares from Cobalt Corporation for $18.2 million or $13.00 per share.

         AMS closed at $15.34 per share on Friday, March 22, 2002.

         Cobalt, through its wholly owned subsidiary, Blue Cross & Blue Shield United of Wisconsin, now owns 4,909,525, or approximately 39%, of the approximately 12,555,000 outstanding AMS shares.

          "As a result of the reduction in total shares outstanding, our earlier earnings guidance for 2002 needs to be adjusted upward by $0.05 per share for the last three quarters of the year," said Gary D. Guengerich, AMS Executive Vice President and Chief Financial Officer.

          "The effect of having fewer shares outstanding, combined with the reduction in investment income on the funds used to repurchase Cobalt's AMS shares, means that we now expect full-year income of between $1.20 and $1.30 per share," Guengerich said.

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         Earlier guidance had been between $1.15 and $1.25 per share for the full-year 2002.

        American Medical Security Group, through its operating subsidiaries, markets health care benefits and insurance products to small businesses, families and individuals. Insurance products of American Medical Security Group are underwritten by United Wisconsin Life Insurance Company. The company serves customers nationwide through partnerships with professional, independent agents and quality health care providers. It provides medical and dental coverage for 557,716 members.


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Cautionary Statement: Some of the statements contained in this press release are
"forward-looking" statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements express expectations for or about the future, rather than historical fact. Forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, the inability to achieve earnings expectations due to unexpected increases in medical costs; increased utilization of prescription drugs or medical services resulting from bioterrorism concerns or otherwise; the Company's ability to predict rising health care costs and adequately price its products; the Company's ability to increase its agent distribution force, generate new sales, sell new products and retain existing customers; changes in the Company's relationships with key agents that sell its products; the Company's ability to control expenses during a time of declining revenue and membership; legislative and regulatory matters, including the effects of health care or other legislation or regulation, delays in regulatory approvals, and regulatory action resulting from market conduct activity; general business conditions, including competitive practices and demand for the Company's existing and new products; development of and changes in claims reserves; rating agency policies and practices; general economic conditions, including the effect of changes in interest rates on the Company's investment portfolio; the outcome of commercial or other litigation; and other factors that may be referred to in American Medical Security Group, Inc.'s reports filed with the Securities & Exchange Commission from time to time. Forward-looking statements made in this release express expectations only as of the date they are made. The Company does not undertake any obligation to update or revise such statements as a result of new information or future events.



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